UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 1

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2014, Standex International Corporation, a Delaware corporation (“Standex”) and the shareholders and optionholders of MPE Aeroengines, Inc., a Delaware corporation, (“MPE”) of which Enginetics Corporation, an Ohio corporation, is a wholly owned subsidiary (“Enginetics”), entered into a Stock Purchase Agreement pursuant to which Standex will acquire all of the outstanding stock of MPE (the “Agreement”).  It is anticipated that the transaction will close on or before September 11, 2014.  Pursuant to the Agreement, the closing of the transaction is subject to customary closing conditions.  MPE will, and will cause Enginetics to, conduct its business in the ordinary course of business in accordance with past practice until the closing of the transaction.  Standex will pay approximately $55.2 million in cash for the aggregate outstanding shares and options of MPE.  The purchase price is subject to a post-closing adjustment tied to the level of working capital of Enginetics at the time of the closing.  Enginetics is a leading producer of aircraft engine components for all major aircraft platforms.

The Agreement contains customary representations, warranties, indemnities and covenants for stock purchase agreements, made by both parties.  The Agreement may be terminated by Standex or MPE under circumstances specified in the Agreement, including (i) mutual consent, or (ii) uncured material breaches of the other party’s covenants, agreements, representations or warranties, if such breach prevents or would prevent the satisfaction of a closing condition.

A copy of the August 19, 2014 press release related to the transaction is attached hereto as Exhibit 99.1.

SECTION 8

Item 8.01 Other Events.

On August 19, 2014, the Company issued a Press Release announcing the execution of the Agreement for the acquisition of Enginetics and its parent corporation referenced in Item 1.01 above.  A copy of the Press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

604021018.1

Exhibit  99.1

Press Release of the Company dated August 19, 2014, announcing the execution of the Agreement for the acquisition of Enginetics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: August 19, 2014

Signing on behalf of the registrant and as principal financial officer

604021018.1